As filed with the Securities and Exchange Commission on July 30, 2014

No. 333-187824

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

ON

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STEVIA FIRST CORP.

(Exact name of registrant as specified in its charter)

Nevada	8731	75-3268988
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5225 Carlson Rd.

Yuba City, California 95993

(530) 231-7800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Brooke

Chief Executive Officer

5225 Carlson Rd.

Yuba City, California 95993

(530) 231-7800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Steven G. Rowles, Esq.

Morrison & Foerster LLP

12531 High Bluff Drive, Suite 100

San Diego, California 92130

(858) 720-5100

Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On April 10, 2013, Stevia First Corp. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333-187824) (as amended and supplemented, the “Initial Registration Statement”) pursuant to which the Company registered the offer and sale of up to 3,676,472 shares of the Company’s common stock and up to 11,029,416 shares of common stock issuable upon exercise of warrants. The Initial Registration Statement was declared effective by the SEC on June 25, 2013.

The Company is filing this post-effective amendment no. 1 to the Initial Registration Statement (this “Post-Effective Amendment”) for the following purposes: (i) to update its financial and other disclosures to, among other things, include its audited financial statements for the fiscal year ended March 31, 2014; and (ii) to convert the Initial Registration Statement to a registration statement on Form S-3 relating solely to the 7,352,944 shares of common stock registered pursuant to the Initial Registration Statement that are issuable upon exercise of the warrants that remain outstanding as of the date of the filing of this Post-Effective Amendment. The number of shares of its common stock for which the Company is maintaining registration pursuant to this Post-Effective Amendment takes into account the Company’s prior issuance of a total of 3,676,472 shares of common stock upon exercise of certain of the warrants, all of which were registered pursuant to the Initial Registration Statement.

All filing fees payable in connection with the continued registration of the shares of common stock registered pursuant to this Post-Effective Amendment were previously paid by the registrant in connection with the filing of the Initial Registration Statement. This Post-Effective Amendment is being filed in compliance with Section 10(a)(3) of the Securities Act of 1933, as amended.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 30, 2014

STEVIA FIRST CORP.

PROSPECTUS

Up to 7,352,944 Shares of Common Stock Issuable Upon Exercise of Outstanding Warrants

This prospectus relates to the issuance of up to 3,676,472 shares of our common stock upon the exercise of outstanding Series A warrants and up to 3,676,472 shares of our common stock upon the exercise of outstanding Series C warrants, all of which were issued by us as part of an offering that closed on June 28, 2013 and all of which were included in our registration statement on Form S-1 (File No. 333-187824) declared effective on June 25, 2013. Each Series A warrant has an exercise price of $0.40 per share, is currently exercisable, and expires on June 28, 2018, and each Series C warrant has an exercise price of $0.42 per share, is currently exercisable, and expires on September 30, 2014.

Our common stock is quoted on the OTC Markets Group Inc.’s OTCQB tier under the symbol “STVF”. On July 28, 2014, the closing price of our common stock was $0.37 per share. None of the warrants are or will be quoted or listed on any quotation system or securities exchange.

The shares registered hereby may be sold or otherwise disposed of from time to time upon the exercise of the warrants. We may receive proceeds in connection with the exercise of the warrants.

Investing in our common stock involves a high degree of risk. Before making any investment in our common stock, you should read and carefully consider the risks described in this prospectus under “Risk Factors” beginning on page [6] of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated               , 2014

About This Prospectus

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the shares of common stock being offered by this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares offered pursuant to this prospectus, you should refer to the registration statement, its exhibits and the documents incorporated by reference herein. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement or the documents incorporated by reference into this prospectus. You may read or obtain a copy of the full registration statement and the documents incorporated herein by reference as described below under the heading “Where You Can Find More Information.”

SUMMARY

This summary does not contain all of the information that should be considered before investing in our common stock. Investors should carefully read the entire prospectus and all documents incorporated herein by reference, including the more detailed information regarding our business, the risks of purchasing our common stock discussed under “Risk Factors” beginning on page [6] of this prospectus and our financial statements and the accompanying notes.

As used in this prospectus, unless the context requires otherwise, the “Company”, “we”, “us”, and “our” refer to Stevia First Corp., a Nevada corporation, together with its consolidated subsidiaries.

Our Company

We are an agricultural biotechnology company engaged primarily in developing novel methods and technologies for industrial production of stevia, using such methods and technologies to develop, obtain approval for and commercialize one or more stevia extract products, and exploring and commercializing additional research applications for such methods and technologies.

The 21st century to date has seen a focus on health and sustainability and related trends, including efforts to reduce sugar consumption. At the same time, new technologies that combine software with the life sciences, often through biotechnology, are becoming more widely available and accessible to researchers. Through our focus on harnessing these new technologies and applying them to the development of products in the sugar reduction and health and sustainability fields, we believe we have the potential to build a rapidly growing business that commercializes stevia and other related products across diverse end markets.

We are developing our operations as an agricultural biotechnology company and currently devote most of our resources to research and development for our proposed commercial products. As of the end of our March 31, 2014 fiscal year, we had not generated or realized any revenues from our business operations, and we do not expect to generate significant amounts of cash from our operations for the foreseeable future. We had net losses for the year ended March 31, 2014 of $4,152,824, and we had an accumulated deficit as of March 31, 2014 of $8,326,861. We expect to incur further losses as we continue to develop our business and we will need significant additional funding to support our operations and business plans. We currently have no commitments for future capital. The continuation of our business is dependent upon our ability to obtain loans or sell securities to new and existing investors or obtain capital from other alternative sources. In their report on our annual financial statements for the fiscal year ended March 31, 2014, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern, which means there is substantial doubt that we can continue as an on-going business unless we obtain additional capital or generate sufficient cash from our operations.

Our long-term strategy is to develop the following proprietary technologies related to stevia and beyond: 1) fermentation technologies for stevia, through enzymatic enhancement and microbial fermentation, 2) extraction and purification methods for stevia, including process control systems that could be implemented at facilities in California, 3) artificial intelligence and machine learning algorithms, which could enable us to improve and optimize multiple process variables simultaneously that are critical to our stevia production methods, and 4) agricultural drones, particularly for a unique stevia application involving the interruption of its photoperiod by overnight illumination with LED lights, which has been shown in a laboratory setting to more than double the yield of stevia plants. In furtherance of these long-term goals, we expect to focus on the following activities during the remainder of calendar year 2014 and calendar year 2015:

•	Conducting additional research and development activities to advance our proprietary technologies for stevia production and explore related uses of these technologies for product applications across diverse end markets;
•	Initiating our stevia fermentation process at industrial scale and as a commercial process, either through internal facilities, a contract manufacturer, or a strategic partner, and obtaining “generally recognized as safe” (“GRAS”) status and any other necessary approvals from the U.S. Food and Drug Administration (“FDA”) and other regulatory authorities in order to market and sell our first commercial product, a high purity stevia extract;
•	Acquiring rights to and beginning to integrate and grow a stevia sales and distribution business, including developing relationships with multinational customers and adding new marketing and sales support;
•	Designing, building and operating a stevia extraction and purification facility in California through our subsidiary, SF Pure, and forming a local stevia grower network to support stevia leaf production in California;
•	Building new sales channels and marketing capabilities, either internally or through partners, for stevia products and other commercial applications, such as research products, in order to help us fully leverage and capitalize upon our research and development efforts; and
•	Evaluating new business development opportunities and strategic partnerships, including opportunities to in-license new technologies and/or form strategic partnerships with third parties in order to fund our operations or increase our capabilities.

The June 2013 Financing

On June 28, 2013, we closed a public offering of 3,676,472 shares of our common stock and warrants to purchase up to an aggregate of 11,029,416 shares of our common stock, for total gross proceeds to us of $1,250,000 (the “June 2013 Financing”). The warrants issued in the June 2013 Financing were issued in three series, the Series A warrants, the Series B warrants and the Series C warrants, with each such series exercisable for an aggregate of up to 3,676,472 shares of our common stock.

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In November and December 2013, the holders of the Series B warrants elected to exercise all such warrants for an exercise price of $0.50 per share, the original exercise price set forth in the Series B warrants, or $0.42 per share, the reduced exercise price offered to holders of the warrants to induce their early exercise of such warrants. In March 2014, we extended the expiration date of the Series C warrants from March 28, 2014 to September 30, 2014. As of the date of this prospectus, all of the Series A warrants and Series C warrants remain outstanding, each Series A warrant has an exercise price of $0.40 per share, is currently exercisable, and expires on June 28, 2018 and each Series C warrant has an exercise price of $0.42 per share, is currently exercisable, and expires on September 30, 2014.

Corporate Information

We were incorporated in the State of Nevada on June 29, 2007 and commenced operations as a mineral exploration company. On October 10, 2011, we completed a merger with our wholly-owned subsidiary, Stevia First Corp., whereby we changed our name from “Legend Mining Inc.” to “Stevia First Corp.” Also on October 10, 2011, we effected a seven for one forward stock split of authorized, issued and outstanding common stock. As a result, our authorized capital was increased from 75,000,000 shares of common stock with a par value of $0.001 to 525,000,000 shares of common stock with a par value of $0.001, and issued and outstanding shares increased from 7,350,000 to 51,450,000. In February 2012, we substantially changed our management team, added other key personnel, and began leasing laboratory and office space and land in California and since then we have been pursuing our new business as an agricultural biotechnology company.

Our principal executive offices are located at 5225 Carlson Road, Yuba City, California, 95993. The telephone number at our principal executive office is (530) 231-7800. Our website address is www.steviafirst.com. Information contained on our website is not deemed part of this prospectus.

Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of the respective holders.

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Summary Financial Data

You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes incorporated by reference into this prospectus.

We derived the summary statement of operations data for the years ended March 31, 2014 and March 31, 2013 and the summary balance sheet data as of March 31, 2014 and March 31, 2013 from our audited financial statements incorporated by reference into this prospectus. Our historical results of operations and financial condition do not purport to be indicative of our results of operations or financial condition as of any future date or for any future period.

	Fiscal Years Ended
	March 31,
	2014	2013

Revenues	$-	$-

Operating Expenses:
General and Administrative	2,866,095	1,663,799
Rent and other related party costs	156,400	148,750
Research and development	575,092	736,420
Loss from operations	(3,597,587)	(2,548,969)

Other expenses
Foreign currency translation	-	(42)
Interest expense	(404,317)	(346,912)
Change in fair value of derivative liability	193,915	124,855
Cost of warrant modification	(344,835)	-
Financing cost	-	(78,458)
Gain on settlement of debt	-	107,004

Net loss	$(4,152,824)	$(2,742,522)

Loss per share - Basic and diluted	$(0.07)	$(0.05)
Weighted average number of common shares outstanding	60,128,127	53,370,064

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	March 31, 2014	March 31, 2013

Balance Sheet Data:
Cash	$1,403,403	392,483
Advance payment on related party lease	10,413	125,000
Total assets	1,424,453	539,473
Notes payable	-	-
Derivative liability	1,438,814	398,603
Total current liabilities	1,534,829	527,171
Notes payable, convertible, long term, net of discount	-	580,408
Total liabilities	1,534,829	1,107,579
Total stockholders’ deficit	(110,376)	(568,106)

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 The Offering

Securities offered:	Up to an aggregate of 7,352,944 shares of common stock issuable upon exercise of certain warrants issued in the June 2013 Financing, consisting of (a) up to 3,676,472 shares issuable upon exercise of the Series A warrants, and (b) up to 3,676,472 shares issuable upon exercise of the Series C warrants.

Common stock outstanding prior to offering:	67,106,570(1)(2)

Common stock outstanding after the offering:	74,459,514 (2)(3)

Use of Proceeds:	We expect to use the proceeds received from any exercise of the warrants for research and development activities, commercial activities and working capital and general corporate purposes. However, the warrant holders may choose not to exercise their warrants, and we may never receive any proceeds from their exercise. See “Use of Proceeds” for more information.

OTCQB Symbol:	STVF. There is no established trading market for the warrants and we do not expect a market to develop.

Risk factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

(1) As of July 28, 2014.

(2) Excludes (i) 8,550,000 shares of common stock reserved for future issuance under our 2012 Stock Incentive Plan (as amended, the “2012 Plan”), (ii) 80,000 shares of common stock issuable upon the exercise of outstanding warrants whose underlying shares are not registered by this prospectus, and (iii) 5,425,000 shares of common stock issuable upon the exercise of outstanding options.

(3) Assumes the exercise of all of the Series A warrants and Series C warrants whose underlying shares are covered by this prospectus.

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RISK FACTORS

The following risk factors should be considered carefully in addition to the other information contained in and incorporated by reference into this prospectus. This prospectus contains forward-looking statements. Our business, financial condition, results of operations and stock price could be materially adversely affected by any of these risks.

Risks Related to our Business

We do not generate any material revenue from operations, and we will need to raise substantial additional capital to operate our business. If we cannot raise the funds we need to continue our operations, our business could fail.

We do not generate any material revenue from operations. From inception through March 31, 2014, we incurred an accumulated deficit of $8,326,861. These circumstances raise substantial doubt about our ability to continue as a going concern, as described in the explanatory paragraph in our independent auditors’ report on our financial statements for the year ended March 31, 2014, which are included in this prospectus.

We must raise additional funds in order to continue operating our business. Since inception, we have primarily funded our operations through equity and debt financings, such as the June 2013 Financing. We expect to continue to fund our operations primarily through equity and debt financings in the foreseeable future. If we issue equity or convertible debt securities to raise additional funds, our existing stockholders may experience substantial dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we incur additional debt, it may increase our leverage relative to our earnings or to our equity capitalization, requiring us to pay additional interest expenses. Obtaining commercial loans, assuming those loans would be available, would increase our liabilities and future cash commitments. If we pursue capital through alternative sources, such as collaborations or other similar arrangements, we may be forced to relinquish rights to our proprietary technology or other intellectual property and could result in our receipt of only a portion of any revenue that may be generated from a partnered product or business. Moreover, regardless of the manner in which we seek to raise capital, we may incur substantial costs in those pursuits, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other related costs.

We expect our total expenditures over the 12 months following March 31, 2014, to be approximately $2,000,000 and, as of the date of this prospectus, we expect to have sufficient funds to operate our business over the next 12 months. However, our estimate of total expenditures could increase if we encounter unanticipated difficulties. In addition, our estimates of the amount of cash necessary to fund our business may prove to be wrong and we could spend our available financial resources much faster than we currently expect. Further, we expect that our operational expenses will increase substantially during our current fiscal year if we pursue our current operational goals, which contemplate assuming a stevia sales and distribution business, capitalizing the construction of production facilities with at least $2.55 million, continuing our research and development activities, and otherwise seek to ramping-up our business. If we cannot raise the money that we need in order to continue to develop our business, we will be forced to delay, scale back or eliminate some or all of our proposed operations and/or forego other attractive business opportunities that may arise. If any of these were to occur, there is a substantial risk that our business would fail. Sources of additional funds may not be available on acceptable terms or at all. Weak economic and capital markets conditions could result in increased difficulties in raising capital for our operations. We may not be able to raise money through the sale of our equity securities or through borrowing funds on terms we find acceptable, or at all. If we cannot raise the funds that we need, we will be unable to continue our operations, and our stockholders could lose their entire investment in our company.

We use breakthrough technologies, tools and products that are subject to risks associated with new and rapidly evolving technologies and industries.

We use novel approaches and new technologies in our product development efforts, many of which have not been widely studied. Our proprietary technologies for stevia production, along with the breakthrough technologies we use in our efforts to improve these production methods and develop new products and applications, are subject to risks associated with new and rapidly evolving technologies and industries. Our specific line of research, the development of stevia using fermentation or biotechnology-based production techniques, is an emerging field, and the scientific discoveries that form the basis for our efforts are relatively new. Further, the scientific evidence to support the feasibility of these techniques is both preliminary and limited, and no stevia products developed using these techniques have achieved GRAS status in the United States. We may experience unforeseen technical complications, unrecognized defects and limitations in the development and commercialization of these tools and products, or these tools and products may prove unsuccessful. These complications could materially delay or limit the use of those tools and products, substantially increase the anticipated cost of manufacturing them or prevent us or our collaborators from implementing these tools at industrial scale or at all. In addition, the process of developing stevia and other products using these new technologies, tools and products is complex, and if we are unable to further develop these tools and harness them for these purposes, we may not be able to keep pace with technological developments or industry standards, and our tools, products, and technologies may become obsolete, less marketable, less cost-effective relative to competing methods and less competitive. The failure of the scientific underpinnings of our business model to produce viable products would substantially harm our operations and prospects and could cause our business to fail.

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We devote most of our resources to research and development of proposed future products and if our development efforts fail you could lose some or all of your investment.

We currently devote most of our resources to research and development activities, and have not successfully commercialized any products or received any material operating revenues to date. Potential investors should be aware of the problems, delays, expenses and difficulties encountered by an enterprise in our stage of development, many of which may be beyond our control. These include, but are not limited to, problems relating to research and development process scale-up, obtaining supply of process starting materials or stevia leaf from contract growers, product testing, branding, sales and marketing, contract negotiations and documentation, and costs and expenses that may exceed current estimates. We may not successfully develop and commercialize or sell our potential stevia or other products, and any products we do develop may not be accepted by the marketplace. We may never realize any revenues, and if we do, our revenues may not be sufficient to support our current operations, our operational goals and future research and development programs. As a result, you could lose your entire investment.

We are not profitable and may never become profitable.

We expect to incur substantial losses for the near future, and we may never achieve or maintain profitability. Even if we succeed in commercializing stevia or other products, we expect we will still incur losses for the foreseeable future. We also expect to experience negative cash flow for the foreseeable future, as we plan to use all available resources to fund our operations and make significant capital expenditures, including our planned construction of a stevia processing facility that we expect will cost at least $4,000,000 to build and our planned assumption of a stevia sales and distribution business that will require funding to integrate, maintain and grow. As a result, we would need to generate significant revenues if we were to ever achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability. Our failure to achieve or maintain profitability could negatively impact the value of our common stock and you could lose some or all of your investment.

Certain of our operational plans and programs are dependent on arrangements with Qualipride that are currently non-binding, and are therefore speculative and subject to change.

In 2014, we entered discussions regarding certain partnership and collaboration arrangements with Qualipride International (“Qualipride”), a significant stevia supplier based in China whose management has acted in an advisory capacity to our Company since 2012. In May 2014, we entered into a non-binding term sheet with Qualipride for definitive agreements that are intended to result in our Company substantially taking over Qualipride’s stevia sales and distribution business, obtaining an exclusive license outside China to use their proprietary methods for stevia extraction and purification, and forming our subsidiary SF Pure to design and construct stevia processing facilities in California using Qualipride’s proprietary designs. Our operational initiatives to integrate Qualipride’s stevia sales and distribution business and design, build and operate a stevia extraction and processing facility, are dependent upon the finalization of our arrangements with Qualipride and the completion by us and Qualipride of certain additional due diligence regarding those arrangements. To date, we have entered only a non-binding term sheet with Qualipride and are currently negotiating definitive agreements to memorialize these arrangements. As a result, there is not presently any binding relationship between us and Qualipride. We may never be able to pursue any of these operations if we and Qualipride are not able to reach agreement as to terms or if we or Qualipride decide, through additional due diligence or for other reasons, that alternative arrangements are more desirable. Moreover, even if we do enter into definitive, binding contracts with Qualipride regarding these arrangements, the terms of these contracts may vary from those set forth in the non-binding term sheet, including in ways that are less favorable to us.

Additionally, even if we enter definitive agreements with Qualipride and those agreements capture the currently proposed terms, we will be subject to certain capital raising requirements that we may not be able to satisfy. For example, as a condition to Qualipride granting us rights to its sales and distribution customer relationships and certain technologies for use in the planned stevia extraction facility, we would be required to capitalize SF Pure, our subsidiary that will operate the facility, with at least $2.55 million of funding over a 12 month period to be used to purchase much of the equipment needed for construction of the stevia extraction facility. Additionally, we may be responsible for certain costs associated with integrating and operating the sales and distribution business that would be transferred to us and the stevia extraction facility we propose to build, and such costs which could be significant. Since we do not have material revenues from our operations, we would be forced to seek this funding from other sources, including equity or debt financings or collaboration relationships with third parties, none of which may be available when needed, on acceptable terms, or at all. Further, as consideration for the arrangements, we would be required to issue to Qualipride a 30% interest in SF Pure, which would reduce our control over the operations of this entity. Moreover, the operational initiatives that we plan to pursue based on the proposed arrangements with Qualipride, namely the integration and operation of a sales and distribution business and the operation of a stevia production facility, may not produce revenues. We have limited experience with multinational sales and distribution operations and industrial production facility management, and we may not be able to integrate these operations into our current business or otherwise implement them successfully. If any of these were to occur, our operations and prospects would suffer and there is a substantial risk that our business could fail.

Stevia competes with sugar and high intensity sweeteners in the global sweetener market and the success of stevia will largely depend on consumer perception of the positive health implications of stevia relative to other sweeteners.

The continued growth of stevia's share of the global sweetener market depends upon consumer acceptance of stevia and stevia-related products and the health implications of consuming stevia relative to other sweetener products. The publication of any studies or revelation of other information that has negative implications regarding the health impacts of consuming stevia may slow or reverse the growth in consumer acceptance of stevia, which may have a material adverse effect on our business operations and financial condition.

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We currently face, and will continue to face, significant competition.

Our major competitors for our core stevia business are existing stevia producers in Japan, Korea, China and Malaysia. These competitors include Cargill, Incorporated, GLG Life Tech Corp., Blue California Inc., Corn Products International, Inc., PureCircle Limited and many other smaller stevia production businesses. In addition, new companies may enter the stevia business if the value of the market for stevia grows, which may result in increased competition and depressed market prices for stevia extract. We also compete with companies that produce sugar, high fructose corn syrup and artificial sugar substitutes.

Many companies are engaged in the pursuit of growing stevia leaf and manufacturing stevia extract. Our future success will depend on our ability to establish and maintain a competitive position with respect to technological advances, including the development of stevia varieties with high content of Rebaudioside A, or the development of stevia production processes that enable us to produce Rebaudioside A or other steviol glycosides that are more pure than competing products or can be produced at lower costs than competing products. We are also dependent upon obtaining any U.S. or foreign regulatory approvals needed to commercialize any stevia products, which we may not be able to do without significant cost, or at all. Additionally, many companies are currently engaged in the marketing, sales and distribution of stevia products, and we will need to compete effectively with these companies, all of which have more experience in these activities than we do, if our proposed takeover of Qualipride’s sales and distribution business is to be successful. Our future success will ultimately depend on our ability to create, market, and achieve distribution for stevia products that are differentiated from existing stevia products. Many of our competitors have substantially greater capital resources, research and development resources and experience, manufacturing and farming capabilities, regulatory expertise, sales and marketing resources, established relationships with consumer products companies, and production facilities. Our competitors, either alone or with their collaborative partners, may succeed in developing stevia leaf or stevia products that taste better and are more affordable, and our competitors may obtain intellectual property protection or commercialize products sooner than we do. Developments by others may render our stevia leaf, stevia extracts, or additional products undesirable by comparison, making it difficult for us to generate revenue.

Our limited operating experience could make our operations inefficient or ineffective.

We are an early-stage company with only a limited operating history upon which to base an evaluation of our current business and future prospects and how we will respond to competitive, financial or technological challenges. We only recently commenced operations in the development and commercialization of stevia products, our primary business focus, and the development of research products and tools, a secondary business focus .. As a result, we have limited experience with these activities and the revenue and income potential of our business is unproven. In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our business, and limited experience responding to such trends. We may make errors in predicting and reacting to relevant business trends and we will be subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies in evolving markets. We may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause our business, results of operations and financial condition to suffer or fail.

We may not be able to manage our expansion of operations effectively.

Our success will depend upon the expansion of our operations and the effective management of any growth we may experience, which will place a significant strain on our management and on our administrative, operational and financial resources. To manage this growth, we must expand our facilities, augment our operational, financial and management systems and hire and train qualified personnel. Our management will also be required to develop relationships with customers, suppliers and other third parties. Our current and planned operations, personnel, systems, and internal procedures and controls may not be adequate to support our future growth. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, execute our business strategies or respond to competitive pressures.

If we are unable to hire and retain qualified personnel we may not be able to implement our business plan.

We currently have seven full-time employees, including four Ph.D.-level researchers. Attracting and retaining qualified scientific, management and other personnel will be critical to our success. There is intense competition for qualified personnel in our area of activities, and we may not be able to attract and retain the qualified personnel necessary for the development of our business. In addition, we may have difficulty recruiting necessary personnel as a result of our limited operating history. The loss of key personnel or the failure to recruit necessary additional personnel could impede the achievement of our business objectives.

We may choose to hire part-time employees or use consultants. As a result, certain of our employees, officers, directors and consultants may from time to time serve as officers, directors and consultants of other companies. These other companies may have interests in conflict with ours. In addition, we expect to rely on independent organizations, advisors and consultants to provide certain services, including product testing and construction. The services of these independent organizations, advisors and consultants may not be available to us on a timely basis when needed or on acceptable terms, and if they are not available, we may not be able to find qualified replacements. If we are unable to retain the services of qualified personnel, independent organizations, advisors and consultants, we may not be able to implement our business plan.

Circumstances outside of our control could negatively affect consumer perception of and demand for our proposed products.

Even if stevia-based products distributed by us conform to international safety and quality standards, sales could be adversely affected if consumers in our target markets lose confidence in the safety, efficacy, and quality of the products. Adverse publicity about stevia or stevia-based products may discourage consumers from buying products we develop or distribute. We may not be able to overcome any such negative publicity within a reasonable period of time or at all.

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If we are unable to market and distribute our products effectively, we may be unable to generate significant revenue.

We currently have limited sales, marketing or distribution capabilities. We intend to build these capabilities internally and also to pursue collaborative arrangements regarding the sales and marketing of our products, including the proposed arrangement with Qualipride to substantially take over its stevia sales and distribution business. However, we may be unable to establish or maintain any such collaborative arrangements, or if able to do so, they may not provide us with the sales and marketing benefits we expect. To the extent that we decide not to, or are unable to, enter into successful collaborative arrangements with respect to the sale and marketing of our proposed stevia products, significant capital expenditures, management resources and time will be required to establish and develop an in-house marketing and sales force with appropriate expertise. We may not be able to establish or maintain relationships with third party collaborators or develop in-house sales and distribution capabilities. To the extent that we depend on third parties for marketing and distribution, any revenues we receive will depend upon the efforts of such third parties, and such efforts may be unsuccessful.

If we fail to protect or enforce our intellectual property rights or secure rights to the intellectual property of others, the value of our intellectual property rights would diminish.

We expect to continue to develop our intellectual property portfolio as we increase our research and development efforts. We may be unable to obtain patents or other protection for any technologies we develop, because such technologies are not coverable by patents or other forms of registered intellectual property, because third parties file patents covering the same claims earlier than we do, or for other reasons. If we are able to obtain issued patents, we cannot predict the degree and range of protection any patents will afford us against competitors, including whether third parties will find ways to invalidate or otherwise circumvent our patents. Others may obtain patents claiming aspects similar to those covered by our patents and patent applications, which may limit the efficacy of the protections afforded by any patents we may obtain.

Our success will also depend upon the skills, knowledge and experience of our personnel, our consultants and advisors as well as our licensors and contractors. To help protect any proprietary know-how we develop and any inventions for which patents may be unobtainable or difficult to obtain, we expect to rely on trade secret protection and confidentiality agreements. To this end, we expect to require our employees, consultants, advisors and contractors to enter into agreements which prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries and inventions important to our business. These agreements may not provide adequate protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure or the lawful development by others of such information. If any of our trade secrets, know-how or other proprietary information is disclosed, the value of our trade secrets, know-how and other proprietary rights would be significantly impaired and our business and competitive position would suffer.

If we infringe the rights of third parties we could be prevented from selling products and forced to pay damages or defend against litigation.

If our products, methods, processes and other technologies infringe the proprietary rights of other parties, we could incur substantial costs. In that case, we could be required to:

•	obtain licenses from such third parties, which may not be available on commercially reasonable terms, if at all;

•	redesign our products or processes to avoid infringement, which may not be feasible;

•	stop using the subject matter claimed in the patents held by others;

•	pay damages; and/or

•	defend litigation or administrative proceedings, which may be costly whether we win or lose, and which could result in a substantial diversion of our valuable management resources.

Any of these outcomes could divert management attention and other resources and could significantly harm our operations and financial condition.

We could become subject to environmental claims.

We are subject to environmental regulations, which require us to minimize impacts upon air, water, soil and vegetation. If our operations violate these regulations, government agencies would likely require us to conduct remedial actions to correct such negative effects. Such actions could substantially increase our costs and potentially prevent us from producing our products.

We use hazardous materials in our business. Any claims relating to improper handling, storage or disposal of these materials could be time consuming and costly.

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Our research and development efforts and our manufacturing and agricultural processes may involve the controlled storage, use and disposal of certain hazardous materials and waste products. We and our suppliers and other collaborators are subject to federal, state and local regulations governing the use, manufacture, storage, handling and disposal of materials and waste products. Even if we and these suppliers and collaborators comply with the standards prescribed by law and regulation, the risk of accidental contamination or injury from hazardous materials cannot be eliminated. We may not be able to obtain and maintain insurance on acceptable terms, or at all, to cover costs associated with any such accidental contamination. In the event of such an accident, we could be held liable for any damages that result, and any liability could exceed the limits or fall outside the coverage of any insurance we may obtain and exceed our financial resources. We may incur significant costs to comply with current or future environmental laws and regulations.

We may incur substantial liabilities and may be required to limit commercialization of our products in response to product liability lawsuits.

If we are able to develop and commercialize our proposed products, we could become subject to product liability claims. If we are not able to successfully defend against such claims, we may incur substantial liabilities or be required to limit commercialization of our proposed products. If we are unable to obtain sufficient product liability insurance at an acceptable cost to protect against potential product liability, claims could prevent or inhibit the commercialization of products we develop, alone or with corporate collaborators. Even if our agreements with any future corporate collaborators entitle us to indemnification against losses, such indemnification may not be available or adequate should any claim arise.

Government regulation of our products could increase our costs, prevent us from offering certain products or cause us to recall products.

The processing, formulation, manufacturing, packaging, labeling, advertising and distribution of our products is subject to regulation by one or more federal agencies, and various agencies of the states and localities in which our products are sold. These government regulatory agencies may attempt to regulate any of our products that fall within their jurisdiction. Such regulatory agencies may not accept the evidence of safety for any new ingredients that we may want to market, may determine that a particular product or product ingredient presents an unacceptable health risk, may determine that a particular statement of nutritional support that we want to use is an unacceptable drug claim or an unauthorized version of a food "health claim," may determine that a particular product is an unapproved new drug, or may determine that particular claims are not adequately supported by available scientific evidence. Such a determination would prevent us from marketing particular products or using certain statements of nutritional support on our products. We also may be unable to disseminate third-party literature that supports our products if the third-party literature fails to satisfy certain requirements.

In addition, a government regulatory agency could require us to remove a particular product from the market. Any product recall or removal would result in additional costs to us, including lost revenues from any products that we are required to remove from the market, any of which could be material. Any such product recalls or removals could lead to liability, substantial costs and reduced growth prospects.

If any of our products contain plants, herbs or other substances not recognized as safe by a government regulatory agency, we may not be able to market or sell such products in that jurisdiction. Any such prohibition could materially adversely affect our results of operations and financial condition. Further, if more stringent statutes are enacted, or if more stringent regulations are promulgated, we may not be able to comply with such statutes or regulations without incurring substantial expense, or at all.

We are not able to predict the nature of future laws, regulations, repeals or interpretations or to predict the effect additional governmental regulation, if and when it occurs, would have on our business in the future. Such developments could, however, require reformulation of certain products to meet new standards, recalls or discontinuance of certain products not able to be reformulated, additional record-keeping requirements, increased documentation of the properties of certain products, additional or different labeling, additional scientific substantiation, or other new requirements. Any such developments could involve substantial additional costs to us, which we may not be able to fund, and could have a material adverse effect on our business operations and financial condition.

If we are able to finalize arrangements with Qualipride and pursue our plans to conduct certain operations in China, uncertainties with respect to the PRC legal system could harm us.

Certain of the operations that we propose to conduct if and when we formalize our arrangements with Qualipride may be located in China and governed by the laws and regulations of the People’s Republic of China (“PRC”). The PRC legal system is a civil law system based on written statutes. Unlike common law systems, prior court decisions have limited precedential value. We are or would be subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to wholly foreign-owned enterprises. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some-time after the violation has occurred. Moreover, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other government authorities, including local government authorities, thus making strict compliance with all regulatory requirements impractical, or in some circumstances, impossible. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

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We have material weaknesses in our internal control over financial reporting. If we fail to create effective controls and procedures and an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

As we disclose in Part II, Item 9A of this prospectus, we have material weakness in our internal control over financial reporting and ineffective disclosure controls and procedures, related to insufficient segregation of duties in our finance and accounting functions due to limited personnel and insufficient corporate governance policies. These material weakness result in ineffective oversight in the establishment and monitoring of required financial and other controls and procedures.

Currently, one person often performs all aspects of our financial reporting process, including, but not limited to, preparing underlying accounting records and systems, posting and recording journal entries and preparing our financial statements. As a result, there is often no review of our financial reporting process, which could result in a failure to detect errors in spreadsheets, calculations, or assumptions used to compile the financial statements and related disclosures as filed with the SEC. These control deficiencies could result in a material misstatement of our interim or annual financial statements that may not be prevented or detected.

Our Board of Directors is currently comprised of three directors, Mr. Robert Brooke, our Chief Executive Officer, Dr. Avtar Dhillon, and Dr. Anthony Maida III. Our Board of Directors has designated Dr. Maida as a designated audit committee financial expert, and we have established an audit committee that is currently comprised solely of Dr. Maida. Neither Mr. Brooke nor Dr. Dhillon would be considered independent for purposes of membership on an audit committee pursuant to Nasdaq Listing Rules. Further, Mr. Brooke, who currently serves as our principal financial officer and principal accounting officer, has some professional experience in finance and accounting but does not have professional credentials. We expect to appoint additional independent directors with experience in finance and accounting and hire additional dedicated finance and accounting staff as we increase our operations, as resources permit and as we identify and recruit qualified candidates for those positions. However, until we have done so, we may be unable to establish or maintain effective internal control over financial reporting. As a result, we may discover additional material weaknesses in our internal control over financial reporting and/or disclosure controls and procedures, which we may not successfully remediate on a timely basis or at all. Any failure to remediate our reported or any future material weaknesses, implement required new or improved controls, or further difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative impact on the trading price of our common stock. Moreover, as we continue and aim to expand our operations we will be required to expend significant resources to design, implement and maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. The costs associated with external consultants and internal resources to accomplish this are significant and difficult to predict.

Risks Related to our Common Stock

Our common stock is illiquid and the price of our common stock may be negatively impacted by any negative operational results and factors unrelated to our operations.

Our common stock is quoted on the OTCQB and has limited trading history. Trading on the OTCQB is frequently highly volatile, with low trading volume. We have experienced significant fluctuations in the price and trading volume of our common stock, which may be caused by factors relating to our business and operational results and/or factors unrelated to our company, including general market conditions. A sufficient market for our common stock may never develop, in which case it could be difficult for stockholders to sell their stock. The market price of our common stock could continue to fluctuate substantially.

Trading of our stock is restricted by the SEC’s “penny stock” regulations and certain FINRA rules, which may limit a stockholder’s ability to buy and sell our common stock.

Our securities are covered by certain “penny stock” rules, which impose additional sales practice requirements on broker-dealers who sell low-priced securities to persons other than established customers and accredited investors. For transactions covered by these rules, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale, among other things. These rules may affect the ability of broker-dealers and holders to sell our common stock and may negatively impact the level of trading activity for our common stock. To the extent our common stock remains subject to the penny stock regulations, such regulations may discourage investor interest in and adversely affect the market liquidity of our common stock.

The Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

If we issue and sell additional shares of our common stock in the future, including issuances of shares upon exercise of the Series A warrants or Series C warrants, our existing stockholders will be diluted and our stock price could fall.

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Our articles of incorporation authorize the issuance of up to 525,000,000 shares of common stock, of which, as of the date of this prospectus, 67,106,570 were outstanding and 21,827,129 were reserved for issuance under our stock incentive plan or outstanding options, warrants or other convertible securities. As a result, we have a large number of shares of common stock that are authorized for issuance and are not outstanding or otherwise reserved, and could be issued at the discretion of our Board of Directors. We expect to seek additional financing in the future in order to fund our operations, and if we issue additional shares of common stock or securities convertible into common stock, our existing stockholders will be diluted. Our Board of Directors may also choose to issue shares of our common stock or securities convertible into or exercisable for our common stock to acquire assets or companies, for compensation to employees, officers, directors, consultants and advisors, or to fund capital expenditures. Additionally, shares of common stock could be issued for anti-takeover purposes or to delay or prevent changes in control or management of the Company. Our Board of Directors may determine to issue shares of our common stock on terms that our stockholders do not deem, that may not enhance stockholder value, or that may ultimately have an adverse effect on our business or the trading price of our common stock. Further, the issuance of any such shares will cause further dilution to the ownership interest of our current stockholders, reduce the book value per share of our common stock and may contribute to a reduction in the market price for our common stock.

Our directors and officers control a portion of our outstanding common stock, which may delay or prevent a change of control of our company or adversely affect our stock price.

As of the date of this prospectus, director Dr. Avtar Dhillon beneficially owns approximately 8.4% of our outstanding common stock and director and Chief Executive Officer Robert Brooke beneficially owns approximately 3.8% of our outstanding common stock. As a result, they are able to exercise a degree of control over matters requiring stockholder approval, such as the election of directors and the approval of significant corporate transactions. These types of transactions include transactions involving an actual or potential change of control of our company or other transactions that non-controlling stockholders may deem to be in their best interests and which could result in such stockholders receiving a premium for their shares.

We are subject to the reporting requirements of federal securities laws, compliance with which involves significant time, expense and expertise.

We are a public reporting company in the U.S., and, accordingly, are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other federal securities laws, including the obligations imposed by the Sarbanes-Oxley Act of 2002. The ongoing costs associated with preparing and filing annual, quarterly and current reports, proxy statements and other information with the SEC in the ordinary course, as well as preparing and filing audited financial statements, are significant and may cause unexpected increases in operational expenses. Our present management team is relatively small and may be unable to manage the ongoing costs and compliance effectively. It may be time consuming, difficult and costly for us to hire additional financial reporting, accounting and other finance staff in order to build and retain a management team with adequate expertise and experience in operating a public company.

We have never paid dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future.

The continued operation and expansion of our business will require substantial funding. Investors seeking cash dividends in the foreseeable future should not purchase our common stock. We have paid no cash dividends on any of our capital stock to date and we currently intend to retain our available cash to fund the development and growth of our business. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any return to stockholders will therefore be limited to the appreciation of their stock, which may never occur.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information contained in this prospectus may contain forward-looking statements. Except for the historical information contained in this discussion of the business and the discussion and analysis of financial condition and results of operations, the matters discussed herein are forward looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. In addition to the risks and uncertainties described in “Risk Factors” above and elsewhere in this prospectus, these risks and uncertainties may include risks related to:

•	Our ability to continue as a going concern;
•	Our ability to obtain financing necessary to operate our business;
•	Our limited operating history;
•	Our ability to finalize certain arrangements with Qualipride on favorable terms and successfully pursue the operations contemplated by these arrangements;
•	Our ability to recruit and retain qualified personnel;
•	Our ability to manage any future growth we may experience, including any operations we may pursue in foreign jurisdictions;
•	Our ability to research and successfully develop our planned products;
•	Our ability to obtain necessary governmental approvals for and successfully commercialize any of our planned products;
•	Our ability to compete with stevia and other sweetener producers, many of which have greater resources and experience than we do;
•	General economic and business conditions;
•	Our ability to successfully complete potential acquisitions and collaborative arrangements; and
•	Other factors discussed under the section entitled “Risk Factors”.

Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

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USE OF PROCEEDS

If all of the warrant holders elect to exercise their warrants, we may receive up to $3,676,472 from the exercise of the warrants. However, we cannot predict when or if the warrants will be exercised, and it is possible that the warrants may expire and may never be exercised. Further, the warrants provide that, if we were to issue shares of our common stock at an effective price less than the exercise price of any of the Series A warrants or Series C warrants while those warrants are outstanding, then the exercise price of the warrants would be reduced to equal such lower price per share, provided that the exercise price of the warrants may not be reduced to less than $0.20 per share. If such an adjustment to the exercise price of the warrants were to occur, we would receive fewer proceeds upon any exercise of the warrants.

We currently expect to use any net proceeds we receive from the exercise of the warrants on research and development activities related to stevia production, commercial activities directed at industrial production of stevia and for working capital and general corporate purposes. We may also use a portion of any such proceeds in connection with our proposed arrangements with Qualipride and/or for the potential acquisition of, or investment in, product candidates, technologies, formulations or companies that complement our business, although we have no current understandings, commitments, or agreements to do so.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Effective October 10, 2011, we effected a seven (7) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital increased from 75,000,000 shares of common stock with a par value of $0.001 to 525,000,000 shares of common stock with a par value of $0.001. Our articles of incorporation do not provide for the issuance of preferred stock.

Securities Issued and Outstanding

As of July 28, 2014, there were issued and outstanding (i) 67,106,570 shares of common stock, (ii) warrants to purchase up to 7,727,129 shares of our common stock at exercise prices ranging from $0.34 to $0.425 per share, and (iii) options to purchase 5,425,000 shares of our common stock outstanding under the 2012 Plan.

Description of Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Our articles of incorporation do not provide for cumulative voting in the election of directors. The holders of our common stock will be entitled to cash dividends as may be declared, if any, by our Board of Directors from funds available. Upon liquidation, dissolution or winding up of our company, the holders of our common stock will be entitled to receive pro rata all assets available for distribution to the holders.

Description of Series A Warrants and Series C Warrants

The Series A warrants and Series C warrants, whose underlying common stock is being registered by this prospectus, were issued and sold in the June 2013 Financing. These warrants have the same terms and provisions as each other, except that (a) the Series A warrants have an exercise price of $0.40 per share and expire on June 28, 2018, and (b) the Series C warrants have an exercise price of $0.42 per share and expire on September 30, 2014, pursuant to our extension of such expiration date from the original expiration date of March 28, 2014. Each warrant was exercisable immediately upon issuance. The exercise of the warrants is subject to certain exercise limitations, such that the holder may not exercise the warrants if such exercise results in the holder becoming the beneficial owner of more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days prior notice to us, the holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of common stock outstanding.

The warrants provide for the adjustment of the exercise price and number of shares issuable upon exercise of the warrants in connection with stock dividends and splits, such that the number of shares issuable upon exercise of the warrant is adjusted in proportion to the change in the number of shares outstanding and the aggregate exercise price of the warrant remains unchanged. If we directly or indirectly sell or grant any right with respect to our common stock or common stock equivalents at an effective price lower than the current exercise price of any of the Series A warrants or Series C warrants, then the exercise price of the applicable warrants will be reduced to such lower price, provided that the exercise price of the warrants shall not be reduced to less than $0.20 per share. In addition, if we grant, issue or sell any common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of common stock (and not the holder of the warrant), then each warrant holder will be entitled to acquire, upon the terms applicable to such purchase rights, the aggregate purchase rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the warrant. If we declare or make any dividend or other distribution of our assets to holders of our common stock, each warrant holder shall be entitled to participate in the distribution to the same extent that the holder would have participated therein if the holder had held the number of shares of common stock acquirable upon complete exercise of the warrant. Other than as described above, the warrants do not contain anti-dilution provisions.

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Upon the reclassification, reorganization or recapitalization of our common stock, our merger or consolidation with or into another entity, the consummation of a stock purchase agreement whereby more than 50% of the outstanding shares of the common stock are acquired by another person or entity, or a sale or other disposition of substantially all of our assets, the holder of each of the warrants is entitled to receive the number of shares of our common stock or the common stock of our successor or acquirer that such holder would have been entitled to receive immediately prior to such transaction, and the exercise price for such shares shall be adjusted based on the amount of any alternate consideration receivable as a result of such transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such transaction. The holder of the warrant may also require us or any successor entity to purchase the warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes value of the remaining unexercised portion of the warrant on the date of the consummation of the transaction.

Description of Other Warrants

In addition to the Series A warrants and Series C warrants, we also have outstanding warrants issued to placement agents in connection with the June 2013 Financing and a prior securities offering closed on November 1, 2012. The warrants issued to our placement agent in connection with the June 2013 Financing are exercisable for up to an aggregate of 294,185 shares of our common stock and have the same terms as the Series A warrants except that their exercise price is $0.425 per share. The warrants issued to our placement agent in connection with the November 2012 offering are exercisable for up to an aggregate of 80,000 shares of our common stock, have an exercise price of $0.34 per share, were exercisable immediately upon issuance and expire on November 1, 2017. None of the shares of our common stock underlying these placement agent warrants are being registered by the registration statement of which this prospectus forms a part.

Transfer Agent

Our shares of common stock are issued in certificated form. The transfer agent and registrar for our common stock is Island Stock Transfer, Inc., 15500 Roosevelt Blvd., Suite 301, Clearwater, Florida 33760.

Anti-Takeover Provisions of Nevada State Law

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of us or may be used to hinder or delay a takeover bid, regardless of whether such a takeover bid could be in the interest of our stockholders. This would decrease the chance that our stockholders could realize a premium over the market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of a controlling interest of certain Nevada corporations. These provisions provide generally that any person or entity that acquires a certain percentage of the outstanding voting shares of such a corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

•	20% or more but less than 33 1/3%;
•	33 1/3% or more but less than or equal to 50%; or
•	more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation that:

•	has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and
•	does business in Nevada directly or through an affiliated corporation.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. A corporation affected by these provisions may not engage in a combination within two years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares or the combination is approved by the board of directors and, at or after that time, the combination is approved at a stockholder meeting by the affirmative vote of the holders of stock representing at least 60% of the outstanding voting power of the corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder. Generally, if approval is not obtained, then after the expiration of the two-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

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•	the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or within two years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;
•	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or
•	if higher for the holders of any preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of a corporation, and define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an interested stockholder of assets of the corporation:

•	having an aggregate market value equal to more than 5% of the aggregate market value of the assets of the corporation;
•	having an aggregate market value equal to more than 5% of the aggregate market value of all outstanding shares of the corporation; or
•	representing more than 10% of the earning power or net income of the corporation.

Liability and Indemnification of Directors and Officers

The Nevada Revised Statutes provide us with certain powers to indemnify our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful. Additionally, under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she will repay such expenses if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation.

We have not entered into separate indemnification agreements with any of our directors and officers, but we maintain customary insurance policies that indemnify our directors and officers against various liabilities, including liabilities arising under the Securities Act, which might be incurred by any director or officer in his or her capacity as such. Our bylaws include certain indemnification provisions under which (i) we shall indemnify any of our current or former directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them, including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding, to which he is or they are made a party by reason of his or their being or having been a director of the Company, including an action brought by the corporation, and (ii) we may indemnify any of our officers, employees or agents against all costs, charges and expenses incurred by him or them and resulting from his or their acting as an officer, employee or agent of the corporation. In addition, our articles of incorporation provide that the no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that these provisions do not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. In addition, if Section 2115 of the California Corporations Code is applicable to us, certain laws of California relating to the indemnification of directors, officer and others also will govern.

At present, there is no pending litigation or proceeding involving any of our directors or officers regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

PLAN OF DISTRIBUTION

The shares of common stock underlying the warrants are being offered directly by the Company, without an underwriter, and the holders of such warrants may purchase the shares of common stock directly from the Company by exercising their outstanding warrants.

LEGAL MATTERS

The validity of the common stock being offered hereby has been passed upon for us by McDonald Carano Wilson LLP, Reno, Nevada.

EXPERTS

Weinberg & Company, P.A., an independent registered public accounting firm, has audited our audited financial statements for the years ended March 31, 2014 and 2013 included in our Annual Report on Form 10-K filed with the SEC on June 30, 2014, as stated in its report appearing therein, and such audited financial statements are incorporated herein by reference in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them.  This means that we can disclose important information to you in this prospectus by referring you to those documents.  These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus.  The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

We incorporate by reference the documents listed below, as well as any and all documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date this registration statement is initially filed and prior to the date this registration statement is declared effective, and after the date of this prospectus until all of the securities registered by this prospectus are sold, except that we do not incorporate any document or portion of a document that is deemed to be “furnished” to but not “filed” with the SEC.  The following documents filed with the SEC are incorporated by reference into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2014 filed with the SEC on June 30, 2014;
•	our Current Reports on Form 8-K filed with the SEC on April 3, 2014 and June 12, 2014; and
•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 10, 2009, including any amendments or reports filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to:

Stevia First Corp.

5225 Carlson Rd.

Yuba City, California 95993

ATTN: Investor Relations

You may also make such requests by contacting us at (530) 231-7800.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, which are available free of charge. The address of the SEC’s website is http://www.sec.gov. Copies of certain information we file with the SEC are also available on our web site at http://www.steviafirst.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the securities being offered.

EXPENSE	AMOUNT

Registration Fees	$1,298	*
Legal Fees	50,000
Accounting Fees	20,000
Miscellaneous Fees and Expenses	90,000
Total	$161,298

________________

* Previously paid.

Item 15. Indemnification of Directors and Officers.

The Nevada Revised Statutes provide us with the power to indemnify any of our directors, officers, employees and agents as follows:

•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper;

•	to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense; and

•	the articles of incorporation or bylaws of, or an agreement made by, a corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.

The Nevada Revised Statutes provide that a corporation may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by the stockholders of the corporation;
•	by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

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•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;
•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or
•	by court order.

The Nevada Revised Statutes further provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

We have not entered into separate indemnification agreements with any of our directors and officers, but we maintain customary insurance policies that indemnify our directors and officers against various liabilities, including liabilities arising under the Securities Act of 1933, which might be incurred by any director or officer in his or her capacity as such. Our bylaws include certain indemnification provisions under which (i) we shall indemnify any of our current or former directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them, including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding, to which he is or they are made a party by reason of his or their being or having been a director of the Company, including an action brought by the corporation, and (ii) we may indemnify any of our officers, employees or agents against all costs, charges and expenses incurred by him or them and resulting from his or their acting as an officer, employee or agent of the corporation. In addition, our articles of incorporation provide that the no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that these provisions do not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. In addition, if Section 2115 of the California Corporations Code is applicable to us, certain laws of California relating to the indemnification of directors, officer and others also will be applicable.

Item 16. Exhibits

The following exhibits are being filed as exhibits to this registration statement:

4.1	Form of Series A/B/C Common Stock Purchase Warrant (Incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on June 26, 2013)
5.1+	Opinion of McDonald Carano Wilson LLP
23.1*	Consent of Weinberg & Company, P.A.
23.2+	Consent of McDonald Carano Wilson LLP (contained in Exhibit 5.1)
24.1+	Power of Attorney

*	Filed herewith.
+	Previously filed.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yuba City, State of California, on July 30, 2014.

STEVIA FIRST CORP.

	By:	/s/ Robert Brooke
Date: July 30, 2014		Robert Brooke
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Robert Brooke	Chief Executive Officer, Director (Principal Executive, Financial and Accounting Officer)	July 30, 2014
Robert Brooke

*	Director	July 30, 2014
Dr. Avtar Dhillon

*	Director	July 30, 2014
Dr. Anthony Maida, III

*By:	/s/ Robert Brooke
Robert Brooke
Attorney-in-Fact

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EXHIBIT INDEX

4.1	Form of Series A/B/C Common Stock Purchase Warrant (Incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on June 26, 2013)
5.1+	Opinion of McDonald Carano Wilson LLP
23.1*	Consent of Weinberg & Company, P.A.
23.2+	Consent of McDonald Carano Wilson LLP (contained in Exhibit 5.1)
24.1+	Power of Attorney

*	Filed herewith.
+	Previously filed.